Exhibit 3.1(bb)

DOMESTIC LIMITED LIABILITY COMPANY CERTIFICATE OF ORGANIZATION

FEDERAL EMPLOYER IDEVTIFICATION NO. applied for

1.     The name of the limited liability company: CONVERSENT DATA VAULT, LLC

2.     The Street address of the office in Massachusetts at which the limited liability company’s records will be maintained: 313 Boston Post Road West, Marlborough, MA 01752.

3a.   The general character of its business is: to operate a data center and telecommunications business and in general to do anything permitted by all present and future laws of the Commonwealth of Massachusetts applicable to limited liability companies.

3b.   If the limited liability company is organized to render a professional service, the service to be rendered, and the name and address of each member or manager who will render a service in Massachusetts are as follows:

The limited liability company will abide by and be subject to any conditions or limitations established by any regulating board, including the provisions of liability insurance required by Chapter 156C, Section 65.

This Certificate or Organization is accompanied by a certificate from the applicable regulating board certifying that each member or manager who will render a professional service in Massachusetts is duly licensed.

4.     The latest date of dissolution, if any:

5.     The name and business address of the agent for service of process required to be maintained by M.G.L. Chapter 156C, Section 5 is:  CT CORPORATION SYSTEM, 101 FEDERAL ST., BOSTON, MA 02110

6.     The name and business address, if different from the office location, of each manager is as follows:

NAME	BUSINESS ADDRESS
none

7.     The name and business address, if different from the office location, of any person in addition to the manager, who is authorized to execute documents to be filed with the Division is as follows:

NAME	BUSINESS ADDRESS
ROBERT C. FANCH	1873 South Bellaire St., Suite 1550 Denver, CO 80222
DAVID L. MAYER	24 Albion Road, Lincoln, RI 02865
ERIC SWANHOLM	313 Boston Post Road West, Marlborough, MA 01752

8.     The name and business address, if different from the office location, of the person, if any, authorized to execute, acknowledge, deliver and record any recordable instrument purporting to affect an interest in real property is: ROBERT C. FANCH (address above), DAVLD L. MAYER, (address above), ERIC SWANHOLM

9.     Other matters the authorized persons have determined to include are as follows:

DATED September 12, 2005

Conversent Data Vault, LLC
(Name of Limited Liability Company)

	By:	/s/ David L. Mayer

David L. Mayer, authorized person
(Print Name)

CERTIFICATE OF AMENDMENT

OF

Conversent Data Vault, LLC

The undersigned, an authorized person, for the purpose of amending a provision of a limited liability company (hereinafter called the “Company”), under the provisions and subject to the requirements of the Massachusetts Limited Liability Company Act, hereby certifies that:

1.     Name of the Company. The name of the Company is Conversent Data Vault, LLC.

2.     Date of Formation. The Certificate of Organization of the Company was filed with the Commonwealth of Massachusetts on 9/13/2005.

3.     Manager. The name and business address, if different from its office location, of each manager, if any, is none.

4.     Corporations Division Signatory. The name and business address, if different from its office location, of each person authorized to execute documents to be filed with the Corporations Division, if any, is

Eric Swanholm

313 Boston Post Rd., West

Marlborough, MA 01752

Robert C. Fanch

1873 So Bellaire St., Ste. 1550

Denver, CO 80222

David L. Mayer

24 Albion Road

Lincoln, RI 02865

5.     Principal Office Address: The business address of the principal office is 313 Boston Post Rd West, Marlborough, MA 01752.

6.     Real Property. The name and business address, if different from the office location, of each person authorized to execute, acknowledge, deliver and record any recordable instrument purporting to affect an interest in real property whether to be filed with the registry of deeds or a district office of the land court, if any, is

Eric Swanholm

313 Boston Post Rd., West

Marlborough, MA 01752

Robert C. Fanch

1873 So Bellaire St., Ste. 1550

Denver, CO 80222

David L. Mayer

24 Albion Road

Lincoln, RI 02865

7.     Amendments.

The Certificate of Organization of the Company is amended to change the registered agent and office to National Registered Agents, Inc., 303 Congress Street, 2nd Floor, Boston, MA 02210.

The principal office address is hereby changed to 220 Bear Hill Road, Waltham, MA 02451.

The names and business addresses of each person authorized to execute documents with the Commonwealth of Massachusetts is hereby changed to:

Thomas J. Casey, 220 Bear Hill Road, Waltham MA 02451

R. Charles Mancini, 220 Bear Hill Road, Waltham MA 02451

John D. Pittenger, 220 Bear Hill Road, Waltham MA 02451

James P. Prenetta, Jr., 220 Bear Hill Road, Waltham MA 02451

The names and business addresses of each person authorized to execute, acknowledge, deliver and record any recordable instrument purporting to affect an interest in real property whether to be filed with the registry of deeds or a district office of the land court is hereby chanced to:

Thomas J. Casey, 220 Bear Hill Road, Waltham MA 02451

R. Charles Mancini, 220 Bear Hill Road, Waltham MA 02451

John D. Pittenger, 220 Bear Hill Road, Waltham MA 02451

James P. Prenetta, Jr., 220 Bear Hill Road, Waltham MA 02451

Executed on this 30th day of June, 2006.

/s/ James P. Prenetta, Jr.
James P. Prenetta, Jr., Authorized Person